Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports Record Fourth Quarter and Record Full Year 2022 Financial Results

•Net income, inclusive of gains on dealership divestitures, net, of $353 million (+151%) in the fourth quarter and $997 million (+87%) for the full year
•Adjusted net income, a non-GAAP measure, of $202 million (+24%) in the fourth quarter and $842 million (+54%) for the full year
•Adjusted EBITDA, a non-GAAP measure, of $319 million (+29%) in the fourth quarter and $1.3 billion (+61%) for the year
•EPS of $15.95 per diluted share (+148%) in the fourth quarter and $44.61 per diluted share (+68%) for the full year
•Adjusted EPS, a non-GAAP measure, of $9.12 per diluted share (+22%) in the fourth quarter and $37.66 per diluted share (+38%) for the full year
•Revenue of $3.7 billion (+40%) in the fourth quarter and $15.4 billion (+57%) for the full year
•Gross profit of $738 million (+36%) in the fourth quarter and $3.1 billion (+63%) for the full year
•Operating margin of 8.2% in the fourth quarter and 8.2% for the year; Adjusted operating margin, a non-GAAP measure, of 8.2% in the fourth quarter and 8.3% for the year
•All-time record Clicklane sales of over 8,400 in the quarter and over 27,500 for the full year
•Repurchased 1.6 million shares for the full year; Board of Directors approved an increase in share repurchase authorization of $108 million to $200 million

DULUTH, GA. (February 2, 2023) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported fourth quarter 2022 net income of $353 million ($15.95 per diluted share), an increase of 151% from $141 million ($6.44 per diluted share) in the prior year quarter. Fourth quarter 2022 adjusted net income, a non-GAAP measure, increased 24% year-over-year to $202 million ($9.12 per diluted share) compared to adjusted net income of $163 million ($7.46 per diluted share) in fourth quarter 2021.
“Our team members continued to drive excellence this quarter as they have during all of 2022. We are pleased with the progress of our dealership acquisitions and initiatives for growth, such as Total Care Auto and Clicklane, including the launch of F&I 2.0,” said David Hult, Asbury’s President and Chief Executive Officer. “With our leading operational efficiency, our diversified revenue streams, our robust cash flow, our strong balance sheet, and our long-term focus on the guest-centric experience, we believe we are well-positioned going into 2023 to achieve our strategic goals.”
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see reconciliations for non-GAAP metrics included in the accompanying financial tables.
Adjusted net income for the fourth quarter 2022 excludes expenses related to a significant acquisition that did not materialize of $2.7 million ($0.09 per diluted share) and gains on dealership divestitures, net, primarily related to the Crown North Carolina stores, of $203 million ($6.92 per diluted share).
Adjusted net income for the fourth quarter 2021 excludes acquisition expenses and acquisition financing expenses of $28.9 million ($1.02 per diluted share).

Fourth Quarter 2022 Operational Summary
Total company vs. 4th Quarter 2021:
•Revenue increased $1.1 billion to $3.7 billion, growth of 40%
•Gross profit increased 36%
•Gross margin decreased 51 bps to 19.9%
•New vehicle unit volume increased 41%; new vehicle revenue increased 44%; new vehicle gross profit increased 20%
•Used vehicle retail unit volume increased 27%; used vehicle retail revenue increased 26%; used vehicle retail gross profit decreased 8%
•Finance and insurance (F&I) per vehicle retailed (PVR) increased 30%
•Parts and service revenue increased 56%; gross profit increased 48%
•Adjusted SG&A as a percentage of gross profit increased to 56.7%, an increase of 247 bps
•Operating income and adjusted operating income increased 28% and 29%, respectively
•Operating margin decreased 73 bps to 8.2% and adjusted operating margin decreased 71 bps to 8.2%
•Adjusted EPS increased 22% to $9.12
•Adjusted EBITDA increased 29% to $319 million

Same store (dealership only) vs. 4th Quarter 2021:
•Revenue increased 1%
•Gross profit decreased 2%
•Gross margin decreased 68 bps to 19.9%
•New vehicle unit volume was flat; new vehicle revenue increased 3%; new vehicle gross profit decreased 11%
•Used vehicle retail unit volume decreased 6%; used vehicle retail revenue decreased 5%; used vehicle retail gross profit decreased 35%; used-to-new ratio of 101%
•F&I PVR increased 12%
•Parts and service revenue increased 12%; gross profit increased 13%; customer pay gross profit increased 14%
•Adjusted SG&A as a percentage of gross profit increased to 56.5%, an increase of 66 bps

Clicklane metrics:
•Over 8,400 vehicles sold, an all-time record, and an increase of 24% over third quarter 2022
•Total front-end PVR of $3,518 and F&I PVR of $2,001, resulting in total front-end yield of $5,519
•Over 92% of Clicklane sales were incremental customers to the Company
•Conversion rate more than double that of traditional internet leads and growing sequentially
•Average delivery within an 18.6 mile radius of the dealership
•Average transaction time of ~8 minutes for cash deals and ~14 minutes for financed deals
•Overall approval rate of 87%
•51 lenders and financial institutions enabled in our Loan Marketplace
•Average customer Google review of 4.8/5 stars

Full Year 2022 Results
For the full year 2022, the Company reported record net income of $997 million ($44.61 per diluted share) compared to $532 million ($26.49 per diluted share) in the prior year, a 68% increase in EPS. Adjusted net income (a non-GAAP measure) for 2022 was $842 million ($37.66 per diluted share) compared to $549 million ($27.29 per diluted share) in the prior year, a 38% increase in adjusted EPS.
Total revenue for the full year 2022 was $15.4 billion, up $5.6 billion from the prior year; total revenue on a same-store basis was down 1% from the prior year. Total adjusted EBITDA for the full year 2022 was a record $1.3 billion, up $508 million from the prior year. Adjusted operating cash flow for the full year was $987 million, up $355 million from the prior year.
Liquidity and Leverage
As of December 31, 2022, the Company had cash and floorplan offset accounts of $873 million (which excludes $54 million of cash at TCA) and availability under the used vehicle floorplan line and revolver of $668 million for a total of approximately $1.5 billion in liquidity. The Company’s adjusted net leverage ratio was 1.7x at quarter end, compared to 2.7x at the end of 2021.
Divestitures
In the fourth quarter, the Company completed nine dealership divestitures and received $322 million in proceeds. The annualized revenue from these nine dealerships was approximately $590 million.
For full year 2022, the Company completed divestitures of sixteen dealerships and received $701 million in proceeds. Revenue from these divestitures was $683 million for 2022.
Share Repurchases
The Company repurchased approximately 1.6 million shares for approximately $300 million for the full year 2022. During the fourth quarter of 2022, the Company adopted a Rule 10b5-1 trading plan that was effective for trading December 19, 2022 through February 1, 2023. From October 1, 2022 through February 1, 2023, the Company repurchased approximately 600,000 shares for $108 million.
On January 26, 2023, Asbury’s Board of Directors approved an increase in the Company’s common stock share repurchase authorization by $108 million to $200 million. As of February 1, 2023, the Company had $200 million remaining on its share repurchase authorization.
The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. The extent to which the Company repurchases its shares, the number of shares and the timing of any repurchase will depend on such factors as Asbury’s stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments and other considerations. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without further notice.
Earnings Call
Additional commentary regarding the fourth quarter results will be provided during the earnings conference call on Thursday, February 2, 2023, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet and can be accessed by logging onto https://investors.asburyauto.com. A replay will be available on this site for 30 days.
In addition, live audio will be accessible to the public. Participants may enter the conference call five to ten minutes prior to the scheduled start of the call by dialing:

Domestic:	(877) 407-2988
International:	+1 (201) 389-0923
Passcode:	13735471
A conference call replay will be available three hours following the call for seven days and can be accessed by calling:

Domestic:	(877) 660-6853
International:	+1 (201) 612-7415
Passcode:	13735471
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In December 2020, Asbury embarked on a five-year plan to increase revenue and profitability strategically through organic and acquisitive growth as well as their innovative Clicklane digital vehicle purchasing platform, with its guest-centric approach as Asbury’s constant North Star. Asbury currently operates 139 dealerships, consisting of 187 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products, seven stand-alone used vehicle stores, 32 collision repair centers, an auto auction, and a used vehicle wholesale business. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position and dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of

Clicklane, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, business strategy and expectations of our management with respect to, among other things: changes in general economic and business conditions, including increases in interest rates and rising fuel prices, any impact of COVID-19 on the automotive industry in general, the automotive retail industry in particular and our customers, suppliers, vendors and business partners; our relationships with vehicle manufacturers; our ability to maintain our margins; operating cash flows and availability of capital; capital expenditures; the amount of our indebtedness; the completion of any future acquisitions and divestitures; future return targets; future annual savings; general economic trends, including consumer confidence levels, interest rates, inflation, and fuel prices; and automotive retail industry trends. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any impact from the COVID-19 pandemic on our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, adverse results in litigation and other proceedings, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data
In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA," "Adjusted diluted earnings per share ("EPS"),” Adjusted operating cash flow” and "Pro forma adjusted leverage ratio." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.
Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute or tie to prior presentation due to rounding.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		% Change	For the Twelve Months Ended December 31,		% Change
	2022	2021		2022	2021
REVENUE:
New vehicle	$1,846.3	$1,284.4	44%	$7,365.6	$4,934.1	49%
Used vehicle:
Retail	1,089.3	865.4	26%	4,828.8	3,055.9	58%
Wholesale	63.7	64.2	(1)%	368.3	259.7	42%
Total used vehicle	1,153.0	929.6	24%	5,197.1	3,315.6	57%
Parts and service	516.1	331.4	56%	2,074.2	1,182.9	75%
Finance and insurance, net	190.6	109.4	74%	797.0	405.1	97%
TOTAL REVENUE	3,705.9	2,654.8	40%	15,433.8	9,837.7	57%
COST OF SALES:
New vehicle	1,647.9	1,119.6	47%	6,521.6	4,443.6	47%
Used vehicle:
Retail	1,022.8	792.9	29%	4,481.7	2,794.0	60%
Wholesale	62.5	59.7	5%	362.1	233.4	55%
Total used vehicle	1,085.3	852.6	27%	4,843.8	3,027.3	60%
Parts and service	228.0	136.6	67%	921.6	461.0	100%
Finance and insurance	6.7	3.6	87%	46.3	3.6	NM
TOTAL COST OF SALES	2,967.9	2,112.5	40%	12,333.3	7,935.5	55%
GROSS PROFIT	738.0	542.3	36%	3,100.6	1,902.2	63%
OPERATING EXPENSES:
Selling, general and administrative	421.4	295.7	43%	1,763.4	1,073.9	64%
Depreciation and amortization	15.4	11.3	37%	69.0	41.9	65%
Other operating income, net	(1.4)	(0.8)	77%	(4.4)	(5.4)	(19)%
INCOME FROM OPERATIONS	302.6	236.1	28%	1,272.6	791.8	61%
OTHER (INCOME) EXPENSES:
Floor plan interest expense	2.4	1.7	35%	8.4	8.2	2%
Other interest expense, net	38.5	50.7	(24)%	152.2	93.9	62%
Gain on dealership divestitures, net	(202.7)	—	—%	(207.1)	(8.0)	NM
Total other (income) expenses, net	(161.9)	52.4	NM	(46.5)	94.1	NM
INCOME BEFORE INCOME TAXES	464.5	183.7	153%	1,319.1	697.7	89%
Income tax expense	111.3	43.2	158%	321.8	165.3	95%
NET INCOME	$353.2	$140.5	151%	$997.3	$532.4	87%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$16.02	$6.47	148%	$44.78	$26.75	67%
Diluted—
Net income	$15.95	$6.44	148%	$44.61	$26.49	68%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	22.0	21.7		22.3	19.9
Restricted stock	0.1	0.1		0.1	0.1
Performance share units	—	—		—	0.1
Diluted	22.1	21.8		22.4	20.1
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	December 31, 2022	December 31, 2021	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$235.3	$178.9	$56.5	32%
Inventory, net (a)	959.2	718.4	240.8	34%
Total current assets	1,909.8	1,929.4	(19.7)	(1)%
Floor plan notes payable (b)	51.0	564.5	(513.5)	(91)%
Total current liabilities	1,023.9	1,597.9	(574.1)	(36)%
CAPITALIZATION:
Long-term debt (including current portion) (c)	$3,301.2	$3,582.6	$(281.4)	(8)%
Shareholders' equity	2,913.0	2,115.5	797.5	38%
Total	$6,214.2	$5,698.1	$516.1	9%
_____________________________
(a) Excluding $3.4 million and $24.1 million of Inventory classified as Assets held for sale as of December 31, 2022 and December 31, 2021, respectively
(b) Excluding $2.8 million and $9.1 million of Floor plan notes payable classified as Liabilities associated with assets held for sale as of December 31, 2022 and December 31, 2021, respectively
(c) Excluding $6.8 million of Debt classified as Liabilities associated with assets held for sale as of December 31, 2022

	December 31, 2022	September 30, 2022	December 31, 2021
Days Supply
New vehicle inventory	26	19	8
Used vehicle inventory	27	31	34
_____________________________
Days supply of inventory is calculated based on new and used inventory levels at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended December 31,
	2022	2021
Luxury
Mercedes-Benz	9%	12%
Lexus	7%	11%
BMW	4%	6%
Porsche	3%	2%
Acura	2%	3%
Land Rover	2%	2%
Other luxury	5%	6%
Total luxury	33%	43%
Imports
Toyota	17%	13%
Honda	9%	12%
Hyundai	5%	3%
Nissan	4%	4%
Kia	2%	2%
Subaru	2%	1%
Other imports	1%	2%
Total imports	40%	37%
Domestic
Chrysler, Dodge, Jeep, Ram	13%	8%
Ford	9%	7%
Chevrolet, Buick, GMC	5%	4%
Total domestic	27%	20%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended December 31,
	2022	2021
Revenue mix
New vehicle	49.8%	48.4%
Used vehicle retail	29.4%	32.6%
Used vehicle wholesale	1.7%	2.4%
Parts and service	13.9%	12.5%
Finance and insurance, net	5.1%	4.1%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	26.9%	30.4%
Used vehicle retail	9.0%	13.4%
Used vehicle wholesale	0.2%	0.8%
Parts and service	39.0%	35.9%
Finance and insurance, net	24.9%	19.5%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
STATEMENTS OF INCOME-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended December 31,		% Change	For the Twelve Months Ended December 31,		% Change
	2022	2021		2022	2021
Revenue
New vehicle	$1,846.3	$1,284.4	44%	$7,365.6	$4,934.1	49%
Used vehicle:
Retail	1,089.3	865.4	26%	4,828.8	3,055.9	58%
Wholesale	63.7	64.2	(1)%	368.3	259.7	42%
Total used vehicle	1,153.0	929.6	24%	5,197.1	3,315.6	57%
Parts and service	516.1	331.4	56%	2,074.2	1,182.9	75%
Finance and insurance, net	190.6	109.4	74%	797.0	405.1	97%
Total revenue	$3,705.9	$2,654.8	40%	$15,433.8	$9,837.7	57%
Gross profit
New vehicle	$198.4	$164.8	20%	$844.0	$490.5	72%
Used vehicle:
Retail	66.5	72.5	(8)%	347.1	262.0	32%
Wholesale	1.1	4.5	(75)%	6.2	26.4	(77)%
Total used vehicle	67.7	76.9	(12)%	353.2	288.3	22%
Parts and service	288.1	194.8	48%	1,152.6	721.9	60%
Finance and insurance, net	183.9	105.8	74%	750.7	401.5	87%
Total gross profit	$738.0	$542.3	36%	$3,100.6	$1,902.2	63%
Operating expenses
Selling, general and administrative	$421.4	$295.7	43%	$1,763.4	$1,073.9	64%
Operating metrics
SG&A as a % of gross profit	57.1%	54.5%	257 bps	56.9%	56.5%	41 bps
Adjusted SG&A as a % of gross profit	56.7%	54.3%	247 bps	56.8%	56.2%	59 bps
Income from operations as a % of revenue	8.2%	8.9%	(73) bps	8.2%	8.0%	20 bps
Income from operations as a % of gross profit	41.0%	43.5%	(254) bps	41.0%	41.6%	(58) bps
Adjusted income from operations as a % of revenue	8.2%	8.9%	(71) bps	8.3%	8.1%	19 bps
Adjusted income from operations as a % of gross profit	41.4%	43.8%	(244) bps	41.1%	41.7%	(61) bps
Finance and insurance average gross profit per unit	$2,581	$1,987	30%	$2,480	$1,866	33%
Total parts and service gross margin	55.8%	58.8%	(294) bps	55.6%	61.0%	(546) bps
Total gross profit margin	19.9%	20.4%	(51) bps	20.1%	19.3%	75 bps

ASBURY AUTOMOTIVE GROUP, INC.
STATEMENTS OF INCOME-DEALERSHIPS (In millions)
(unaudited)

	For the Three Months Ended December 31,		% Change	For the Twelve Months Ended December 31,		% Change
	2022	2021		2022	2021
Revenue
New vehicle	$1,846.3	$1,284.4	44%	$7,365.6	$4,934.1	49%
Used vehicle:
Retail	1,089.3	865.4	26%	4,828.8	3,055.9	58%
Wholesale	63.7	64.2	(1)%	368.3	259.7	42%
Total used vehicle	1,153.0	929.6	24%	5,197.1	3,315.6	57%
Parts and service	524.7	332.8	58%	2,107.5	1,184.3	78%
Finance and insurance, net	154.4	107.0	44%	670.9	402.7	67%
Total revenue	$3,678.4	$2,653.8	39%	$15,341.1	$9,836.7	56%
Gross profit
New vehicle	$198.4	$164.8	20%	$844.0	$490.5	72%
Used vehicle:
Retail	66.5	72.5	(8)%	347.1	262.0	32%
Wholesale	1.1	4.5	(75)%	6.2	26.4	(77)%
Total used vehicle	67.7	76.9	(12)%	353.2	288.3	22%
Parts and service	291.4	193.0	51%	1,167.8	720.1	62%
Finance and insurance, net	154.4	107.0	44%	670.9	402.7	67%
Total gross profit	$711.9	$541.8	31%	$3,036.0	$1,901.7	60%
Unit sales
New vehicle:
Luxury	8,497	8,080	5%	33,904	34,648	(2)%
Import	19,562	13,288	47%	78,388	58,413	34%
Domestic	8,752	4,795	83%	38,887	16,849	131%
Total new vehicle	36,811	26,163	41%	151,179	109,910	38%
Used vehicle retail	34,436	27,070	27%	151,464	105,206	44%
Used to new ratio	93.5%	103.5%		100.2%	95.7%
Average selling price
New vehicle	$50,156	$49,093	2%	$48,721	$44,892	9%
Used vehicle retail	$31,633	$31,970	(1)%	$31,881	$29,047	10%
Average gross profit per unit
New vehicle:
Luxury	$8,753	$9,197	(5)%	$8,642	$6,958	24%
Import	3,960	4,742	(16)%	4,320	3,001	44%
Domestic	5,317	5,734	(7)%	5,460	4,397	24%
Total new vehicle	5,389	6,300	(14)%	5,583	4,462	25%
Used vehicle retail	1,932	2,677	(28)%	2,291	2,490	(8)%
Finance and insurance	2,168	2,011	8%	2,217	1,872	18%
Front end yield (1)	5,886	6,468	(9)%	6,152	5,370	15%
Gross margin
New vehicle	10.7%	12.8%	(209) bps	11.5%	9.9%	152 bps
Used vehicle retail	6.1%	8.4%	(227) bps	7.2%	8.6%	(139) bps
Parts and service	55.5%	58.0%	(246) bps	55.4%	60.8%	(540) bps
Total gross profit margin	19.4%	20.4%	(106) bps	19.8%	19.3%	46 bps
Operating expenses
Selling, general and administrative	$425.2	$298.7	42%	$1,786.3	$1,076.9	66%
Adjusted selling, general and administrative	$422.5	$297.2	42%	$1,783.7	$1,072.0	66%
SG&A as a % of gross profit	59.7%	55.1%	460 bps	58.8%	56.6%	221 bps
Adjusted SG&A as a % of gross profit	59.4%	54.9%	449 bps	58.8%	56.4%	238 bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-DEALERSHIPS (In millions)
(Unaudited)

	For the Three Months Ended December 31,		% Change	For the Twelve Months Ended December 31,		% Change
	2022	2021		2022	2021
Revenue
New vehicle	$1,089.6	$1,054.6	3%	$4,015.2	$4,423.0	(9)%
Used Vehicle:
Retail	704.9	739.0	(5)%	2,988.0	2,761.1	8%
Wholesale	34.8	45.0	(23)%	154.3	232.4	(34)%
Total used vehicle	739.8	784.0	(6)%	3,142.3	2,993.6	5%
Parts and service	308.0	274.9	12%	1,181.8	1,055.5	12%
Finance and insurance, net	96.2	88.3	9%	403.0	362.7	11%
Total revenue	$2,233.6	$2,201.8	1%	$8,742.4	$8,834.8	(1)%
Gross profit
New vehicle	$121.7	$136.5	(11)%	$470.4	$439.2	7%
Used Vehicle:
Retail	39.9	61.7	(35)%	190.6	238.0	(20)%
Wholesale	1.6	3.5	(55)%	1.6	24.5	(93)%
Total used vehicle	41.5	65.2	(36)%	192.3	262.5	(27)%
Parts and service	184.5	162.5	13%	707.3	645.7	10%
Finance and insurance, net	96.2	88.3	9%	403.0	362.7	11%
Total gross profit	$443.9	$452.5	(2)%	$1,773.0	$1,710.1	4%
Unit sales
New vehicle:
Luxury	7,152	7,340	(3)%	27,920	32,005	(13)%
Import	11,713	10,965	7%	42,179	52,719	(20)%
Domestic	2,547	3,057	(17)%	10,799	13,591	(21)%
Total new vehicle	21,412	21,362	—%	80,898	98,315	(18)%
Used vehicle retail	21,675	22,994	(6)%	91,433	94,336	(3)%
Used to new ratio	101.2%	107.6%		113.0%	96.0%
Average selling price
New vehicle	$50,888	$49,367	3%	$49,633	$44,988	10%
Used vehicle retail	$32,523	$32,138	1%	$32,679	$29,269	12%
Average gross profit per unit
New vehicle:
Luxury	$8,782	$9,283	(5)%	$8,563	$7,041	22%
Import	3,828	4,696	(18)%	4,233	2,964	43%
Domestic	5,525	5,508	—%	4,892	4,241	15%
Total new vehicle	5,684	6,388	(11)%	5,815	4,468	30%
Used vehicle retail	1,842	2,682	(31)%	2,085	2,523	(17)%
Finance and insurance	2,233	1,991	12%	2,339	1,883	24%
Front end yield (1)	5,984	6,458	(7)%	6,175	5,398	14%
Gross margin
Total new vehicle	11.2%	12.9%	(177) bps	11.7%	9.9%	179 bps
Used vehicle retail	5.7%	8.3%	(268) bps	6.4%	8.6%	(224) bps
Parts and service	59.9%	59.1%	76 bps	59.8%	61.2%	(133) bps
Total gross profit margin	19.9%	20.6%	(68) bps	20.3%	19.4%	92 bps
Operating expenses
Selling, general and administrative	$253.6	$254.2	—%	$1,008.4	$978.6	3%
Adjusted selling, general and administrative	$250.9	$252.8	(1)%	$1,005.7	$973.7	3%
SG&A as a % of gross profit	57.1%	56.2%	95 bps	56.9%	57.2%	(35) bps
Adjusted SG&A as a % of gross profit	56.5%	55.9%	66 bps	56.7%	56.9%	(21) bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING
(Unaudited)

	Three Months Ended December 31, 2022
	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$1,846.3	$—	$1,846.3
Used	1,153.0	—	1,153.0
Parts and service	524.7	(8.6)	516.1
Finance and insurance, net	154.4	36.2	190.6
Total revenue	$3,678.4	$27.5	$3,705.9
Cost of sales
New	$1,647.9	$—	$1,647.9
Used	1,085.3	—	1,085.3
Parts and service	233.3	(5.3)	228.0
Finance and insurance	—	6.7	6.7
Total cost of sales	$2,966.5	$1.4	$2,967.9
Gross profit
New	$198.4	$—	$198.4
Used	67.7	—	67.7
Parts and service	291.4	(3.3)	288.1
Finance and insurance, net	154.4	29.4	183.9
Total gross profit	$711.9	$26.1	$738.0
Selling, general and administrative	$425.2	$(3.7)	$421.4
Income from operations	$274.4	$28.2	$302.6

	Twelve Months Ended December 31, 2022
	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$7,365.6	$—	$7,365.6
Used	5,197.1	—	5,197.1
Parts and service	2,107.5	(33.3)	2,074.2
Finance and insurance, net	670.9	126.0	797.0
Total revenue	$15,341.1	$92.7	$15,433.8
Cost of sales
New	$6,521.6	$—	$6,521.6
Used	4,843.8	—	4,843.8
Parts and service	939.7	(18.1)	921.6
Finance and insurance	—	46.3	46.3
Total cost of sales	$12,305.1	$28.1	$12,333.3
Gross profit
New	$844.0	$—	$844.0
Used	353.2	—	353.2
Parts and service	1,167.8	(15.1)	1,152.6
Finance and insurance, net	670.9	79.8	750.7
Total gross profit	$3,036.0	$64.6	$3,100.6
Selling, general and administrative	$1,786.3	$(22.9)	$1,763.4
Income from operations	$1,192.5	$80.1	$1,272.6

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	September 30, 2022
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion and held for sale)			$3,308.0	$3,364.4
Cash and floor plan offset			(926.3)	(635.6)
TCA cash			53.7	98.5
Availability under our used vehicle floor plan facility			(230.6)	(198.5)
Adjusted long-term net debt			$2,204.9	$2,628.7

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net Income	$353.2	$140.5	$997.3	$784.6

Depreciation and amortization	15.4	11.3	69.0	64.9
Income tax expense	111.3	43.2	321.8	253.7
Swap and other interest expense	39.1	51.2	152.9	165.1
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$519.0	$246.1	$1,541.0	$1,268.2

Non-core items - expense (income):
Gain on dealership divestitures, net	$(202.7)	$—	$(207.1)	$(4.4)
Gain on sale of real estate	—	—	(0.9)	(0.9)
Deal diligence cost	2.7	—	2.7	—
Professional fees associated with acquisitions	—	1.4	—	1.4
Total non-core items	(200.0)	1.4	(205.4)	(3.9)

Adjusted EBITDA	$318.9	$247.6	$1,335.7	$1,264.3

Pro forma impact of acquisition and divestitures on EBITDA			$(56.7)	$96.3
Pro forma Adjusted EBITDA			$1,278.9	$1,360.6

Pro forma Adjusted net leverage ratio			1.7	1.9

	Three Months Ended December 31, 2022
	GAAP	Gain on divestitures, net	Deal diligence cost	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$421.4	$—	$(2.7)	$—	$418.8
Income from operations	$302.6	$—	$2.7	$—	$305.3
Net income	$353.2	$(202.7)	$2.7	$48.8	$201.9

Weighted average common share outstanding - diluted	22.1				22.1

Diluted EPS	$15.95	$(9.15)	$0.12	$2.20	$9.12

SG&A as a % of gross profit	57.1%				56.7%
Income from operations as a % of revenue	8.2%				8.2%

Dealerships:
Selling, general and administrative	$425.2	$—	$(2.7)	$—	$422.5
SG&A as a % of gross profit	59.7%				59.4%

	Three Months Ended December 31, 2021
	GAAP	Bridge commitment fee	Professional fees associated with acquisitions	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$295.7	$—	$(1.4)	$—	$294.3
Income from operations	$236.1	$—	$1.4	$—	$237.5
Net income	140.5	$27.5	$1.4	$(6.8)	$162.6

Weighted average common share outstanding - diluted	21.8				21.8

Diluted EPS	$6.44	$1.27	$0.07	$(0.31)	$7.46

SG&A as a % of gross profit	54.5%				54.3%
Income from operations as a % of revenue	8.9%				8.9%

Dealerships:
Selling, general and administrative	$298.7	$—	$(1.4)	$—	$297.2
SG&A as a % of gross profit	55.1%				54.9%

	Twelve Months Ended December 31, 2022
	GAAP	Gain on divestitures, net	Deal diligence cost	Real estate related gain	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$1,763.4	$—	$(2.7)	$—	$—	$1,760.7
Income from operations	$1,272.6	$—	$2.7	$(0.9)	$—	$1,274.3
Net income	$997.3	$(207.1)	$2.7	$(0.9)	$50.1	$842.0

Weighted average common share outstanding - diluted	22.4					22.4

Diluted EPS	$44.61	$(9.26)	$0.12	$(0.04)	$2.24	$37.66

SG&A as a % of gross profit	56.9%					56.8%
Income from operations as a % of revenue	8.2%					8.3%

Dealerships:
Selling, general and administrative	$1,786.3	$—	$(2.7)	$—	$—	$1,783.7
SG&A as a % of gross profit	58.8%					58.8%

	Twelve Months Ended December 31, 2021
	GAAP	Bridge commitment fees	Professional fees associated with acquisitions	Legal settlements	Real estate related gain	Real estate related charges	Gain on dealership divestitures	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$1,073.9	$—	$(4.9)	$—	$—	$—	$—	$—	$1,069.0
Income from operations	$791.8	$—	$4.9	$(3.5)	$(1.9)	$2.1	$—	$—	$793.4
Net income	$532.4	$27.5	$4.9	$(3.5)	$(1.9)	$2.1	$(8.0)	$(5.0)	$548.5

Weighted average common share outstanding - diluted	20.1								20.1

Diluted EPS	$26.49	$1.37	$0.24	$(0.18)	$(0.10)	$0.10	$(0.40)	$(0.25)	27.29

SG&A as a % of gross profit	56.5%								56.2%
Income from operations as a % of revenue	8.0%								8.1%

Dealerships:
Selling, general and administrative	$1,076.9	$—	$(4.9)	$—	$—	$—	$—	$—	$1,072.0
SG&A as a % of gross profit	56.6%								56.4%

	For the Twelve Months Ended December 31,
	2022	2021
	(In millions)
Adjusted cash flow from operations:
Cash provided by operating activities	$696.0	$1,163.7
Change in Floor Plan Notes Payable—Non-Trade, net	(191.1)	(608.7)
Change in Floor Plan Notes Payable—Non-Trade associated with floor plan offset, used vehicle borrowing base changes adjusted for acquisition and divestitures	462.4	131.1
Change in Floor Plan Notes Payable—Trade associated with floor plan offset, acquisitions and divestitures, net	19.7	(54.0)
Adjusted cash flow provided by operating activities	$987.1	$632.1